Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements on Form F-3 (Nos. 333-267101 and 333-282314) and Registration Statements on Form S-8 (Nos. 333-270355 and 333-280119) of ReTo Eco-Solutions, Inc. of our report dated April 16, 2025, relating to the consolidated financial statements of MeinMalzeBier Holdings Limited and its subsidiaries appearing in this Report on Form 6-K, as amended.

We also consent to the reference to us under the heading “Experts” in such Registration Statements.

/s/ Wei, Wei & Co., LLP

Flushing, New York

July 31, 2025